As filed with the Securities and Exchange Commission on January 15, 2008

Registration No.  333-140269

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-3170112 (I.R.S. Employer Identification Number)

140 Broadway
New York, New York
10005
Tel: (212) 375-2000
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2006 Stock Incentive Plan

(Full title of the plan)

Nora J. Dahlman, Esq.

Senior Managing Director, General Counsel

ACA Capital Holdings, Inc.

140 Broadway

New York, New York 10005

(212) 375-2000

(Name, Address, including Zip Code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the registration statement on Form S-8, File No. 333-140269 (the “Registration Statement”), which was originally filed on January 26, 2007, is being filed to terminate the Registration Statement and deregister unsold shares of common stock of the registrant, ACA Capital Holdings, Inc., to be offered under the Amended and Restated 2006 Stock Incentive Plan which amended the Amended and Restated 2004 Stock Incentive Plan which amended the Omnibus Incentive Compensation Plan (the “Plan”). The Registration Statement registered 5,752,604 shares of the registrant’s common stock issuable pursuant to the Plan.

Pursuant to the registrant’s undertaking in Item 9 of Part II of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this Post-Effective Amendment, all shares of common stock registered under the Registration Statement that were not sold prior to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York State, on this 15th day of January, 2008.

ACA Capital Holdings, Inc.

By:	/s/ Edward U. Gilpin
Edward U. Gilpin
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	January 15, 2008
(Principal Executive Officer)
Alan S. Roseman

/s/ Edward U. Gilpin	Chief Financial Officer, Executive Vice President	January 15, 2008
and Director (Principal Financial and Accounting
Edward U. Gilpin	Officer)

*	Chairman of the Board	January 15, 2008

David E. King

*	Director	January 15, 2008

David M. Barse

*	Director	January 15, 2008

John G. Berylson

*	Director	January 15, 2008

Douglas L. Jacobs

*	Director	January 15, 2008

Robert Juneja

*	Director	January 15, 2008

William H. Lacy

Director

Gideon A. Pell

*	Director	January 15, 2008

Warren A. Stephens

* By:	/s/ Nora J. Dahlman
Nora J. Dahlman,
As Attorney-in-Fact